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                                                                   EXHIBIT 4.1

                               FORM OF RIGHTS AGREEMENT

       This RIGHTS AGREEMENT (the "Agreement") is dated as of _____________ ,1999, between DNAP Holding Corporation, a Delaware corporation (the "Company"), and The Bank of New York Company, Inc., a ___________ corporation, as Rights Agent (the "Rights Agent").

                                       RECITALS

       WHEREAS, the Company proposes to issue Rights (the "Rights") entitling the holders thereof to purchase an aggregate of up to 17,691,023 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), plus 12,000 additional shares that may be issued as a result of rounding the number of Rights; and

       WHEREAS, Bionova International, Inc., a Delaware corporation and the Company's largest stockholder ("Bionova International"), has agreed to surrender to the Company (at no cost to the Company) Rights to purchase 9,130,435 shares of Common Stock; and

       WHEREAS, the Rights Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Rights;

       NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                                      AGREEMENT

       1. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Rights Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

       2. AMOUNT ISSUED. Subject to the provisions of this Agreement, the Company shall issue transferable Rights to purchase 17,691,023 shares of Common Stock plus 12,000 additional shares that may be issued as a result of rounding the number of Rights distributed to Record Holders (as defined below) (9,130,435 of which will be immediately surrendered by Bionova International to the Company). The Company shall distribute to holders of Common Stock (the "Record Holders") as of __________ (the "Record Date") three (3) Rights for every four
(4) shares of Common Stock held of record on the Record Date. No fractional rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each Record Holder will be rounded up to the nearest whole number. Each Right shall entitle the holder thereof to purchase one share of Common Stock at a price of $5.75 per share upon exercise of the Right as herein provided.

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       3.     FORM OF RIGHTS CERTIFICATES.

              (a) The Rights shall be evidenced by certificates (the "Rights Certificates") to be delivered pursuant to this Agreement in registered form only. The Rights Certificates and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in EXHIBIT A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any holder of a Right (a "Rightholder"), or as may, consistently herewith, be determined by the officers executing such Rights Certificates, as evidenced by their execution of such Rights Certificates.

              (b) No Rights Certificate may be divided in such a way as to permit the holder to receive a greater number of Rights than the number to which such Rights Certificate entitles its holder, except that a depositary, bank, trust company, and securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may by delivering a written request by 5:00 p.m., New York City time, on a date which is fifteen (15) business days from the effective date of the Registration Statement, as hereinafter defined, and, upon proper showing to the Rights Agent, exchange its Rights Certificate to obtain a Rights Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Record Holder. The Company reserves the right to refuse to issue any such Rights Certificate if such issuance would be inconsistent with the principle that each beneficial owner's holdings will be rounded up to the nearest whole Right.

       4. EXECUTION OF RIGHTS CERTIFICATES. Rights Certificates shall be signed on behalf of the Company by its Chief Executive Officer, an Executive Vice President or its Treasurer and attested by its Secretary or Assistant Secretary. Each such signature upon the Rights Certificates may be in the form of a facsimile signature of the current or any future Chief Executive Officer, Executive Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Rights Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chief Executive Officer, Executive Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Rights Certificates shall be delivered or disposed of, such person shall have ceased to hold such office.

       If any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer before the Rights Certificates so signed shall have been delivered by the Rights Agent or disposed of by the Company, such Rights Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights


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

Certificate, although at the date of the execution of this Agreement any such person was not such officer.

       5. REGISTRATION. The Rights Certificates shall be numbered and shall be registered in a register (the "Rights Register") to be maintained by the Rights Agent. The Company and the Rights Agent may deem and treat the registered holder of a Rights Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

       6. CERTAIN RIGHTS ISSUED TO BIONOVA INTERNATIONAL NOT EXERCISABLE OR TRANSFERABLE. Pursuant to a Stock Purchase Agreement dated as of October 1, 1998, among the Company and Bionova International, Bionova International has agreed that it will immediately surrender to the Company at no cost to the Company 9,130,435 of the 13,557,630 Rights it will receive pursuant to Section 2 of this Agreement. The Rights Agent hereby agrees that it will not accept for exercise, exchange or transfer any Rights Certificate issued in the name of, or to be issued in the name of Bionova International, if such Rights Certificate pertains to any of the 9,130,435 Rights surrendered to the Company by Bionova International, and that it will notify the Company immediately upon receipt of any such Rights Certificate.

       7. REGISTRATION OF TRANSFERS AND EXCHANGES. Subject to Section 6 hereof, until the Close of Business on the Expiration Date (as hereinafter defined), the Rights Agent shall from time to time register the transfer of any outstanding Rights Certificates in the Rights Register, upon surrender of such Rights Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Rights Certificates or a transferee thereof, accompanied by a written instrument or instruments of transfer in form satisfactory to the Rights Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD"), (c) a member of a national securities exchange or (d) by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Rights Certificate shall be issued to the transferee.

       Rights Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Rights Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Rights (a "Rights Agent Office,") or at the offices of any successor Rights Agent as provided in Section 18 hereof, for another Rights Certificate or other Rights Certificates of like tenor and representing in the aggregate a like number of Rights.


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

       8.     DURATION AND EXERCISE OF RIGHTS; SUBSCRIPTION PRICE.

              (a) The Rights shall expire at (i) 5:00 p.m. New York City Time (the "Close of Business") on May 31, 2000, subject to extension by up to 10 days, in the sole discretion of the Company in a written statement to the Rights Agent and with notice to registered Rightholders in the manner provided for in Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). At such time as the Rights become exercisable, and thereafter until the Close of Business on the Expiration Date, the Rights may be exercised on any business day. After the Close of Business on the Expiration Date, the Rights will become void and of no value.

              (b) Subject to the provisions of this Agreement, each Right shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Right) one fully paid and nonassessable share of Common Stock at the price of $5.75 (U.S.) per share (the "Subscription Price") (the "Subscription Right").

              (c) A Rightholder shall exercise such Holder's right to purchase shares of Common Stock by depositing with the Rights Agent at a Rights Agent Office, the Rights Certificate evidencing such Right with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Rights) to be guaranteed in the manner described in Section 6 hereof, and paying to the Rights Agent in lawful money of the United States of America by check or bank draft drawn upon a United States bank or a postal, telegraphic or express money order of an amount equal to the Subscription Price multiplied by the number of shares of Common Stock in respect of which the Rights are being exercised. Once a Rightholder exercises a Right, that exercise may not be revoked.

              (d) If a Rightholder wishes to exercise its Rights, but time will not permit such holder to cause the Rights Certificate or Rights Certificates evidencing such Rights to reach the Rights Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

                     (i) such holder has caused payment in full of the Subscription Price for each share of Common Stock being subscribed to be received (in the manner set forth in subsection (c) above) by the Rights Agent on or prior to the Expiration Date;

                     (ii) the Rights Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instruction for Use of the Bionova Holding Corporation Rights Certificates (the "Instructions") distributed with the Rights Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or


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              trust company having an office or correspondent in the United
              States (each, an "Eligible Institution"), stating the name of the exercising Rightholder, the number of Rights represented by the Rights Certificate or Rights Certificates held by such exercising Rightholder, the number of shares of Common Stock being subscribed for pursuant to the Subscription Right, and guaranteeing the delivery to the Rights Agent of any Rights Certificate evidencing such Rights within three (3) Nasdaq trading days following the date of the Notice of Guaranteed Delivery; and

                     (iii) the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Rights Agent within three (3) Nasdaq trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Rights Agent in the manner set forth in Section 21 hereof.

       Unless a Rights Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered directly to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Rights Certificate must be guaranteed by an Eligible Institution.

              (e) Subject to Sections 6 and 9, upon such surrender of a Rights Certificate and payment of the Subscription Price, and as soon as practicable after the Expiration Date the Rights Agent, in its capacity as the Company's transfer agent (the "Transfer Agent"), shall requisition for issuance and delivery to or upon the written order of the registered holder of such Rights Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the share or shares of Common Stock issuable upon the exercise of the Subscription Right evidenced by such Rights Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such share or shares of Common Stock as of the Expiration Date.

       The Subscription Price will be deemed to have been received by the Rights Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Rights Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order.

              (f) The Rights evidenced by a Rights Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Rights specified in the Rights Certificate. If less than all of the Rights evidenced by a Rights Certificate surrendered upon the exercise of Rights are exercised at any time prior to the Expiration Date, a new Rights Certificate or Certificates shall be issued for the number of Rights evidenced by the Rights Certificate so surrendered that have not been exercised.

              (g) The Rights Agent shall account promptly to the Company with respect to Rights exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of shares of Common Stock through the exercise of the Subscription Rights.

              (h) If either the number of Rights being exercised is not specified on a Rights Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all shares of Common Stock stated to be subscribed for, the Rightholder will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment delivered by such Rightholder. If the payment delivered by the Rightholder exceeds the aggregate Subscription Price for the number of Rights evidenced by the Rights Certificate(s) delivered by such Rightholder, the payment will be applied, until the Right is depleted, to subscribe for shares of Common Stock. Any excess payment remaining after the foregoing allocation will be returned to such Rightholder.

       9. CANCELLATION OF RIGHTS. If the Company shall purchase or otherwise acquire Rights, the Rights Certificates representing such Rights shall thereupon be delivered to the Rights Agent and be canceled by it and retired. The Rights Agent shall cancel all Rights Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

       10. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Rights and of shares of Common Stock upon the exercise of Rights; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Rights Certificates or any certificates for shares of Common Stock in a name other than the registered holder of a Rights Certificate surrendered upon the exercise of a Right, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

       11. MUTILATED OR MISSING RIGHTS CERTIFICATES. If any of the Rights Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Rights Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Rights Certificate, or in lieu of and substitution for the Rights Certificate lost, stolen or destroyed, a new Rights Certificate of like tenor and representing an equivalent number of Rights, but only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Rights Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Rights Agent may prescribe.

       12. RESERVATION OF SHARES OF COMMON STOCK. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Rights, the Company will at all


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times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of all outstanding Rights (except for the 9,130,435 Rights under which Bionova International will surrender to the Company) and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Rights Agent, in its capacity as Transfer Agent, is hereby irrevocably authorized to requisition from time to time stock certificates issuable upon exercise of outstanding Rights.

       Before taking any action that would cause an adjustment pursuant to
Section 14(b) reducing the Subscription Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of the Rights, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Subscription Price as so adjusted.

       The Company covenants that all shares of Common Stock issued upon exercise of the Rights will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

       13. REGISTRATION OF RIGHTS AND SHARES OF COMMON STOCK. The Company has filed with the SEC a registration statement, on Form S-3 (the "Registration Statement") which has been or will be declared effective. The Company will use its best efforts to keep the Registration Statement continuously effective from the date hereof through the Close of Business ten (10) business days following the Expiration Date. So long as any unexpired Rights remain outstanding, the Company will take all necessary action to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Rights Certificates, the exercise of the Rights and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of Rights.

14. ADJUSTMENT OF SUBSCRIPTION PRICE AND NUMBER OF SHARES OF COMMON STOCK PURCHASABLE OR NUMBER OF RIGHTS.

              (a) Except as provided in subsection (b) below, the Subscription Price and the number of shares of Common Stock purchasable upon the exercise of each Right shall not be adjusted during the term of the Rights Offering or upon exercise of any Right or Rights.

              (b) If the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing


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       corporation), the number of shares of Common Stock purchasable upon exercise of each Right immediately prior thereto shall be adjusted so that the holder of each Right shall be entitled upon exercise to receive the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Right been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.

              (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Rights Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Rights Certificate shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Subscription Price in effect immediately prior to such action to purchase upon exercise of each Right the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Right been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Right, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 14. The provisions of this subparagraph (c) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Rights Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Rights or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

       15.    NOTICES TO RIGHTHOLDERS.

              If:

              (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Common Stock, or

              (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe for or purchase Common Stock, or

              (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety),

              (d) then the Company shall (i) cause written notice of such event to be filed with the Rights Agent and shall cause written notice of such event to be given to each of the registered holders of the Rights Certificates at such holder's address appearing on the Rights Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily morning English language newspaper of general circulation in New York City, New York, of such event, such giving of notice and publication to be completed at least ten (10) calendar days (or twenty
       (20) calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

       16. MERGER, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 18.

       17. RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

              (a) The Rights Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Rights Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Right to make or cause to be made any adjustment in the Subscription Price or in the number of shares of Common Stock issuable upon exercise of any Rights (except as instructed by the Company);


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

              (b) The Company agrees to indemnify the Rights Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Rights Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith;

              (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing the provisions of this Agreement; and

              (d) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Executive Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

       18. CHANGE OF RIGHTS AGENT. If the Rights Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Rights Certificates) or shall become incapable of acting as Rights Agent or if the Board of Directors of the Company shall by resolution remove the Rights Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Rights Agent and the giving of written notice of such removal to the registered holders of Rights Certificates), the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Rights Agent or by the registered holder of a Rights Certificate (in the case of incapacity), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Rights Agent. Pending appointment of a successor to the Rights Agent, either by the Company or by such a court, the duties of the Rights Agent shall be carried out by the Company. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Rights Agent, the Company shall cause written notice of the change in the Rights Agent to be given to each of the registered holders of the Rights Certificates at such holder's address appearing on the Rights Register. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The former Rights Agent shall deliver and transfer to the successor Rights Agent, the Rights Register and any other property at the time held by it hereunder and execute and deliver, at


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

the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Rights Agent or the appointment of a successor Rights Agent, as the case may be.

       19. RIGHTHOLDER NOT DEEMED A STOCKHOLDER. Nothing contained in this Agreement or in any of the Rights Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

       20. DELIVERY OF PROSPECTUS. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Rights, the Company will furnish to the Rights Agent sufficient copies of a prospectus, and the Rights Agent agrees that upon the exercise of any Rights Certificate by the holder thereof, the Rights Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the shares of Common Stock issued upon such exercise, a copy of the prospectus.

       21. NOTICES TO COMPANY AND RIGHTS AGENT. Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by any registered holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), as follows:

       Bionova Holding Corporation
       6701 San Pablo Avenue
       Oakland, California 94608
       Attention: Chief Executive Officer

       If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Rights Agent.

       Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Rights Certificate to the Rights Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), as follows:

       The Bank of New York Company, Inc.
       101 Barclay Street
       New York, New York 10126
       Attention: Mr. Steve Gilbert

       22. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Rights Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Rights in any material respect.

       Any supplement or amendment of this Agreement which may not be made by the Company and the Rights Agent without the approval of holders of Rights Certificates pursuant to the preceding paragraph shall require the approval of the holders of Rights Certificates entitled to purchase upon exercise thereof a majority of the shares of Common Stock which may be purchased upon the exercise of all outstanding Rights Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of shares of Common Stock purchasable upon exercise of a Right or
(ii) the exercise price for which shares of Common Stock are purchasable upon exercise of a Right, in either case, in a manner not provided for in this Agreement and in a manner that would have a substantial negative impact on the holders of Rights Certificates, then such amendment or supplement shall require the consent of the holders of seventy five percent (75%) of the Rights Certificates.

       23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       24. TERMINATION. This Agreement shall terminate the Close of Business on the date which is fifteen (15) Nasdaq trading days after the Expiration Date. Upon termination of the Agreement, the Rights Agent shall retain all canceled Rights Certificates and related documentation as required by applicable law.

       25. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of law or choice of laws of the State of Delaware or any other jurisdiction which would cause the application of any laws other than of the State of Delaware.

       26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates.

       27. COUNTERPARTS. This Agreement may be executed in a number of counterparts and each of such counterparts shall all for purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

       28. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

       IN WITNESS WHEREOF the parties hereto have caused this Rights Agreement to be executed and delivered as of the day and year first above written.

                                   BIONOVA HOLDING CORPORATION

                                   By:
                                       ----------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------



Attest:

By:
    ----------------------------
    Name:
         -----------------------
    Title:
          ----------------------


                                   THE BANK OF NEW YORK COMPANY, INC.


                                   By:
                                       ----------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

Attest:

By:
    ----------------------------
    Name:
         -----------------------
    Title:
          ----------------------

                                                                       EXHIBIT A

                              FORM OF RIGHTS CERTIFICATE

CONTROL No. _________                            Number of Rights ___________

                       VOID IF NOT RECEIVED BY THE RIGHTS AGENT
                         BEFORE 5:00 P.M. NEW YORK CITY TIME
                                   ON MAY 31, 2000

                            BIONOVA HOLDING CORPORATION
                         SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

       As the registered owner of this Rights Certificate, you are the owner of the number of Rights shown above. Each Right entitles you to subscribe for one share of common stock, par value $.01 per share, of Bionova Holding Corporation. You may subscribe for such shares at the subscription price of $5.75 per share. The other terms and conditions of these Rights are set forth in the enclosed Prospectus.

       You have been issued three (3) Rights every four (4) shares of common stock that you held on __________, 1999. You have not been issued fractional Rights, but instead your number of Rights was rounded up to the nearest whole Right.


-------------------------------------------------------------------------------
                       SAMPLE CALCULATION OF SUBSCRIPTION RIGHT

Shares of Common Stock owned on ____________, 1999: ___ x .75 = _____ shares you are entitled to purchase (round up fractions of shares)
-------------------------------------------------------------------------------

                       THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

       The Rights are transferable but there is currently no active trading market for the Rights. The Company does not intend to apply for a listing or quotation of the Rights on any stock exchange or stock market.

       You have three choices:

       1. You can subscribe for all of the new shares listed in the box above.

       2. You can subscribe for less than the number of new shares listed in the box above and transfer the rest of your Rights or allow them to expire; or

       3. If you do not want to purchase any additional shares, you can transfer all of your Rights or disregard this material.

       TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES OR TRANSFER YOUR RIGHTS.

Attest:                            BIONOVA HOLDING CORPORATION

By:                                By:
    ---------------------------       -------------------------------------
    Name:                              Name:
         ----------------------             -------------------------------
   Title:                              Title:
          ---------------------              ------------------------------

                                                 Control No.
                                                            ---------------

                                                 Account No.
                                                            ---------------

                                                 No. of Rights:
                                                               ------------

[REVERSE SIDE OF RIGHTS CERTIFICATE]

                       DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

BY FIRST CLASS MAIL:                      BY HAND OR OVERNIGHT COURIER:

The Bank of New York Company, Inc.        The Bank of New York Company, Inc.
Tender & Exchange Department              Tender & Exchange Department
P.O. Box 11248                            101 Barclay Street
Church Street Station                     Receive and Deliver Window
New York, New York 10286-1248             New York, New York 10286

       Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

       Delivery by facsimile will not constitute valid delivery.

                   PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION RIGHT OR A PORTION THEREOF:

       I apply for             shares X $5.75 =  $
                  -------------                   -----------------
              (No. of new shares)                 (Amount Enclosed)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Company may exercise its legal remedies against me.

TO TRANSFER RIGHTS: For value received, ____ of the Rights represented by this Subscription Certificate are assigned to:



                                     ------------------------------------
                                     (Print Full Name of Assignee)

-----------------------------------  ------------------------------------
                                     (Print Full Address)
-----------------------------------
Signature(s) of Subscriber(s)        ------------------------------------
                                     Signature(s) of Assignor(s)

Please give your telephone number:   IMPORTANT:  The Signature(s) must
(   )                                correspond in every particular, without
     ----------------------          alteration, with the name(s) as printed
                                     on the reverse of this Rights
                                     Certificate.

-----------------------------------
                                     Your Signature must be guaranteed by:
-----------------------------------  (a) a commercial bank or trust company, (b) a member firm of a
-----------------------------------  domestic stock exchange, or (c) a
Address for delivery of shares if    credit union.
other than shown on front.

                                     Signature Guaranteed:
                                                          ----------------------
                                                          (Name of Bank or Firm)

                                     By:
                                        ---------------------------------
                                             (Signature of Officer)

YOU MUST HAVE YOUR SIGNATURE
GUARANTEED IF YOU WISH TO HAVE YOUR
SHARES DELIVERED TO AN ADDRESS
OTHER THAN THAT SHOWN ON THE FRONT
OF THIS CERTIFICATE.

If permanent change of address,
check here [_]

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO THE BANK OF NEW YORK COMPANY, INC., AS RIGHTS AGENT.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE DATE UPON WHICH YOU EXERCISE YOUR RIGHTS.

ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.